Exhibit 99.1

Viant Technology Announces Second

Quarter 2022 Financial Results

IRVINE, Calif., Aug. 9, 2022 – Viant Technology Inc. (Nasdaq: DSP), a leading people-based advertising software company, today reported financial results for its second quarter ended June 30, 2022.

“Advertisers are continuing to turn to our omnichannel Adelphic software platform for buying and measurement of digital advertising, even as consumer spending patterns are putting pressure on advertising budgets across the industry,” said Tim Vanderhook, Co-Founder and CEO, Viant. “We were particularly pleased to deliver strong growth in advertiser spend on our platform, which increased 32% year-over-year amid this challenging backdrop. We remain well positioned to continue gaining share in the digital advertising market as we help our customers drive tangible ROI from their advertising dollars with our people-based platform. We are also very excited to have welcomed Dustin Kwan as our Chief Product Officer and expect his eight years of experience building Amazon’s DSP will further elevate the many strategic conversations we are having with larger customers.”

Second Quarter 2022 Financial Highlights, year-over-year:

GAAP

•	Revenue was $51.2 million, an increase of 2%
•	Gross profit was $20.3 million, an increase of 8%
•

Net loss was $14.1 million, or $(0.24) per diluted share of Class A common stock, compared to a net loss of $18.1 million, or $(0.32) per diluted share of Class A common stock, in the second quarter of 2021

•	Cash as of June 30, 2022 was $207.2 million

Non-GAAP(1)

•	Contribution ex-TAC was $31.7 million, a decrease of 1%
•	Adjusted EBITDA was $(3.1) million, compared to $8.3 million in the second quarter of 2021
•

Non-GAAP net loss was $5.9 million, or $(0.08) per diluted share of Class A common stock, compared to non-GAAP net income of $5.2 million, or $0.06 per diluted share of Class A common stock, in the second quarter of 2021

Business Highlights:

•	Advertiser spend across the Adelphic platform(2) grew 32% on a year-over-year basis
•	Active customers(3) grew to 336 as of June 30, 2022, representing a year-over-year increase of 48, or 17%, and a sequential increase of 3% from 327 as of the end of the first quarter of 2022

“We have continued to see customers shifting their spend to our more flexible percentage of spend pricing model, particularly in this more challenging environment for advertising budgets,” said Larry Madden, CFO, Viant. “Long term, we believe this shift will be a meaningful driver of growth in advertising spend on our platform, though in the near term the shift continues to impact our GAAP revenue results. We are continuing to invest strategically in our people and software to capitalize on our very large and growing market opportunity, while balancing these investments against our profitability targets.”

Guidance:

For the third quarter 2022, the Company expects:

•	Revenue in the range of $47.5 million to $50.0 million
•	Advertiser spend growth of 20% to 25% on a year-over-year basis
•	Adjusted EBITDA in the range of $(2.0) million to $(1.0) million

We are withdrawing our previously announced guidance for annual revenue and adjusted EBITDA for fiscal year 2022 due to current macroeconomic conditions and uncertainty in the market.

Contribution ex-TAC, adjusted EBITDA, adjusted EBITDA as a percentage of contribution ex-TAC, non-GAAP net income (loss), non-GAAP earnings (loss) per share of Class A common stock—basic and diluted and non-GAAP operating expenses are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations of these non-GAAP financial measures to Viant’s financial results as determined in accordance with GAAP are included at the end of this press release under “Reconciliation of Non-GAAP Financial Measures.”  For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see “Non-GAAP Financial Measures” in this press release. We are not able to estimate net income (loss) on a forward-looking basis or reconcile the guidance provided for adjusted EBITDA, adjusted EBITDA as a percentage of contribution ex-TAC, and non-GAAP operating expenses to the closest corresponding GAAP financial measures on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from these non-GAAP financial measures; in particular, the measures and effects of our stock-based compensation related to new equity grants that are directly impacted by unpredictable fluctuations in our share price.  We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results.

Conference Call and Webcast Details:

Viant will host a conference call and webcast to discuss its financial results on Tuesday, August 9, 2022 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live webcast of the call can be accessed from Viant’s Investor Relations website. An archived version of the webcast will be available from the same website after the call.

About Viant

Viant® (NASDAQ: DSP) is a leading advertising software company that enables marketers to plan, execute and measure omnichannel ad campaigns through a cloud-based platform. Viant’s self-service Demand Side Platform, Adelphic®, powers programmatic advertising across Connected TV, Linear TV, mobile, desktop, audio, gaming and digital out-of-home channels. In 2022, Viant was recognized as a Leader in the DSP category, earned Great Place to Work® certification and Co-Founders Tim and Chris Vanderhook were named EY Entrepreneurs of the Year. To learn more, please visit viantinc.com.

Presentation

Viant Technology LLC has been determined to be the predecessor for accounting purposes and, accordingly, the consolidated financial statements for periods prior to the IPO and the related organizational transactions have been adjusted to combine the previously separate entities for presentation purposes. Amounts for the period from January 1, 2021 through February 11, 2021 presented in this press release represent the historical operations of Viant Technology LLC. The amounts as of June 30, 2022 and for the period from February 12, 2021 reflect the consolidated operations of Viant Technology Inc.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “guidance,” “believe,” “anticipate,” “expect,” “estimate,” “target”, “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements contained in this press release relate to, among other things, Viant’s projected financial performance and operating results, including our guidance for revenue, advertiser spend growth, and adjusted EBITDA, as well as statements regarding Viant’s opportunity to gain additional market share, and the expected shift in advertising spend to the more flexible percentage of spend pricing option as a meaningful driver of growth. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising developing slower or differently than Viant’s expectations, the demands and expectations of customers and the ability to attract and retain customers and other economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Media Contact:

Sondra Magness

press@viantinc.com

Investor Contacts:

Nicole Borsje

investors@viantinc.com

(1)For a discussion on how we define, use and calculate these non-GAAP financial measures and a reconciliation thereof to the most directly comparable GAAP financial measures, see “Non-GAAP Financial Measures” and the supplementary schedules under “Reconciliation of Non-GAAP Financial Measures” in this press release.

(2)We define advertiser spend across our platform as the total amount billed to our customers for activity on our platform, inclusive of advertising media, third-party data, other add-on features and our platform fee we charge clients.  See “Operational Metrics” for a discussion of how we use this metric and why it is useful to investors.

(3)We define an active customer as a customer that had total aggregate contribution ex-TAC of at least $5,000 through our platform during the previous twelve months.  See “Operational Metrics” for a discussion of how we use this metric and why it is useful to investors.

VIANT TECHNOLOGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$51,200	$50,411	$93,829	$90,555
Operating expenses:(1)
Platform operations	30,950	31,715	57,144	56,059
Sales and marketing	17,286	20,553	31,042	34,738
Technology and development	5,011	8,031	10,014	13,931
General and administrative	11,725	14,075	22,808	24,495
Total operating expenses	64,972	74,374	121,008	129,223
Loss from operations	(13,772)	(23,963)	(27,179)	(38,668)
Interest expense, net	21	241	173	476
Other expense (income), net	299	1	303	(68)
Gain on extinguishment of debt	—	(6,110)	—	(6,110)
Total other expense (income), net	320	(5,868)	476	(5,702)
Net loss	(14,092)	(18,095)	(27,655)	(32,966)
Less: Net loss attributable to noncontrolling interests	(10,691)	(14,440)	(21,062)	(26,206)
Net loss attributable to Viant Technology Inc.	$(3,401)	$(3,655)	$(6,593)	$(6,760)
Loss per share of Class A common stock:
Basic	$(0.24)	$(0.32)	$(0.47)	$(0.59)
Diluted	$(0.24)	$(0.32)	$(0.47)	$(0.59)
Weighted-average shares of Class A common stock outstanding:
Basic	14,114	11,500	13,962	11,500
Diluted	14,114	11,500	13,962	11,500

(1) Stock-based compensation and depreciation and amortization included in operating expenses are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Stock-Based Compensation:
Platform operations	$1,303	$5,540	$2,389	$8,701
Sales and marketing	2,426	11,914	4,605	18,727
Technology and development	1,425	5,029	2,594	7,968
General and administrative	2,614	7,203	4,556	11,381
Total stock-based compensation	$7,768	$29,686	$14,144	$46,777

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Depreciation and amortization:
Platform operations	$2,748	$1,941	$5,059	$3,694
Sales and marketing	—	—	—	—
Technology and development	223	383	818	763
General and administrative	255	300	503	594
Total depreciation and amortization	$3,226	$2,624	$6,380	$5,051

VIANT TECHNOLOGY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands, except share data)

	As of June 30,	As of December 31,
	2022	2021
Assets
Current assets:
Cash	$207,248	$238,480
Accounts receivable, net of allowances	93,481	110,739
Prepaid expenses and other current assets	2,911	2,967
Total current assets	303,640	352,186
Property, equipment, and software, net	22,525	22,331
Operating lease assets	19,688	—
Intangible assets, net	1,222	1,786
Goodwill	12,422	12,422
Other assets	397	406
Total assets	$359,894	$389,131
Liabilities and stockholders’ equity
Liabilities
Current liabilities:
Accounts payable	$28,239	$32,877
Accrued liabilities	31,558	34,086
Accrued compensation	7,603	12,247
Current portion of deferred revenue	64	1,317
Current portion of operating lease liabilities	2,014	—
Other current liabilities	1,245	2,531
Total current liabilities	70,723	83,058
Long-term debt	—	17,500
Long-term portion of deferred revenue	—	5,234
Long-term portion of operating lease liabilities	18,994	—
Other long-term liabilities	—	765
Total liabilities	89,717	106,557
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value
Authorized shares — 10,000,000
Issued and outstanding — none	—	—
Class A common stock, $0.001 par value
Authorized shares — 450,000,000
Issued — 14,393,501 and 13,920,868
Outstanding — 14,253,800 and 13,704,638	14	14
Class B common stock, $0.001 par value
Authorized shares — 150,000,000
Issued and outstanding — 47,082,260 and 47,107,130	47	47
Additional paid-in capital	89,276	82,888
Accumulated deficit	(29,380)	(20,139)
Treasury stock, at cost; 139,701 and 216,230 shares held	(861)	(2,648)
Total stockholders’ equity attributable to Viant Technology Inc.	59,096	60,162
Noncontrolling interests	211,081	222,412
Total equity	270,177	282,574
Total liabilities and stockholders’ equity	$359,894	$389,131

VIANT TECHNOLOGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited; in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(27,655)	$(32,966)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,380	5,051
Stock-based compensation	14,144	46,777
Provision for (recovery of) doubtful accounts	51	(200)
Loss on disposal of assets	305	8
Gain on extinguishment of debt	—	(6,110)
Amortization of operating lease assets	1,311	—
Changes in operating assets and liabilities:
Accounts receivable	17,206	26,220
Prepaid expenses and other assets	65	(1,753)
Accounts payable	(4,652)	(5,126)
Accrued liabilities	(2,528)	(4,939)
Accrued compensation	(4,607)	(1,831)
Deferred revenue	(6,486)	(1,082)
Operating lease liabilities	(957)	—
Other liabilities	(1,096)	(478)
Net cash provided by (used in) operating activities	(8,519)	23,571
Cash flows from investing activities:
Purchases of property and equipment	(397)	(266)
Capitalized software development costs	(3,941)	(3,750)
Net cash used in investing activities	(4,338)	(4,016)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of underwriting discounts	—	232,500
Taxes paid related to net share settlement of equity awards	(861)	—
Payment of member tax distributions	(14)	(6,805)
Payment of offering costs	—	(2,608)
Repayment of revolving credit facility	(17,500)	—
Net cash provided by (used in) financing activities	(18,375)	223,087
Net increase (decrease) in cash	(31,232)	242,642
Cash at beginning of period	238,480	9,629
Cash at end of period	$207,248	$252,271

Non-GAAP Financial Measures

To provide investors and others with additional information regarding Viant’s results, we have included in this press release the following financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”): contribution ex-TAC, adjusted EBITDA, adjusted EBITDA as a percentage of contribution ex-TAC, non-GAAP net income (loss), non-GAAP earnings (loss) per share of Class A common stock —basic and diluted and non-GAAP operating expenses. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP financial measures allow investors to evaluate the Company’s financial performance using some of the same measures as management.

Contribution ex-TAC is a non-GAAP financial measure. Gross profit is the most comparable GAAP financial measure, which is calculated as revenue less platform operations expense. In calculating contribution ex-TAC, we add back other platform operations expense to gross profit. Contribution ex-TAC is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short- and long-term operational plans and make strategic decisions regarding the allocation of capital. “Traffic acquisition costs” or “TAC” refers to amounts incurred and payable to suppliers for the cost of advertising media, third-party data and other add-on features related to our fixed CPM pricing option and certain arrangements related to our percentage of spend pricing option. In particular, we believe that contribution ex-TAC can provide a measure of period-to-period comparisons for all pricing options within our business. Accordingly, we believe that this measure provides information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is a non-GAAP financial measure defined by us as net income (loss) before interest expense, net, income tax benefit (expense), depreciation, amortization, stock-based compensation and certain other items that are not related to our core operations, such as restructuring charges, transaction expenses and the extinguishment of debt. Net income (loss) is the most comparable GAAP financial measure. Adjusted EBITDA as a percentage of contribution ex-TAC is a non-GAAP financial measure we calculate by dividing adjusted EBITDA by contribution ex-TAC for the period or periods presented.

Adjusted EBITDA and adjusted EBITDA as a percentage of contribution ex-TAC are used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating adjusted EBITDA can provide a measure for period-to-period comparisons of our business. Adjusted EBITDA as a percentage of contribution ex-TAC, a non-GAAP financial measure, is used by our management and board of directors to evaluate adjusted EBITDA relative to our profitability after costs that are directly variable to revenues, which comprise TAC. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA as a percentage of contribution ex-TAC provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors.

Non-GAAP net income (loss) is a non-GAAP financial measure defined by us as net income (loss) adjusted to eliminate the impact of stock-based compensation and certain other items that are not related to our core operations, such as restructuring charges, transaction expenses and the extinguishment of debt. Net income (loss) is the most comparable GAAP financial measure. Non-GAAP net income (loss) is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.  In particular, we believe that the elimination of stock-based compensation, gain on debt extinguishment, and certain other items that are not related to our core operations provides measures for period-to-period comparisons of our business and additional insight into our core controllable costs. Accordingly, we believe that non-GAAP net income (loss) provides information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Non-GAAP earnings (loss) per share of Class A common stock—basic and diluted is a non-GAAP financial measure defined by us as earnings (loss) per share of Class A common stock—basic and diluted, adjusted to eliminate the impact of stock-based compensation and certain other items that are not related to our core operations, such as restructuring charges, transaction expenses, and the extinguishment of debt. Earnings (loss) per share of Class A common stock—basic and diluted is the most comparable GAAP financial measure. Non-GAAP earnings (loss) per share of Class A common stock—basic and diluted is used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of stock-based compensation, gain on extinguishment of debt and certain other items that are not related to our core operations provides measures for period-to-period comparisons of our business and provides additional insight into our core controllable costs. Accordingly, we believe that non-GAAP earnings (loss) per share of Class A common stock—basic and diluted provides information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Non-GAAP operating expenses is a non-GAAP financial measure. Total operating expenses is the most comparable GAAP financial measure. Non-GAAP operating expenses is defined by us as total operating expenses plus other expense (income), net less TAC, stock-based compensation, depreciation, amortization, and certain other items that are not related to our core operations, such as restructuring charges and transaction expenses. Non-GAAP operating expenses is a key component in calculating adjusted EBITDA, which is one of the measures we use to provide our quarterly and annual business outlook to the investment community. Additionally, non-GAAP operating expenses is used by our management and board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. We believe that the elimination of depreciation, amortization, stock-based compensation, TAC and certain other items not related to our core operations provides another measure for period-to-period comparisons of our business, provides additional insight into our discretionary costs and is a useful metric for investors because it allows them to evaluate our operational performance in the same manner as our management and board of directors.

These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, the Company’s financial information calculated in accordance with GAAP and should not be considered measures of the Company’s liquidity. Further, these non-GAAP financial measures as defined by the Company may not be comparable to similar non-GAAP financial measures presented by other companies, including peer companies, and therefore comparability may be limited. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or non-recurring items.  Management encourages investors and others to review Viant’s financial information in its entirety and not rely on a single financial measure.

Reconciliation of Non-GAAP Financial Measures

The following tables show the reconciliations of the Company’s non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures.

The following table sets forth a reconciliation of revenue to gross profit to contribution ex-TAC for the periods presented (unaudited; in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$51,200	$50,411	$93,829	$90,555
Less: Platform operations	(30,950)	(31,715)	(57,144)	(56,059)
Gross profit	20,250	18,696	36,685	34,496
Add back: Other platform operations	11,485	13,503	22,594	24,444
Contribution ex-TAC	$31,735	$32,199	$59,279	$58,940

The following table sets forth a reconciliation of net loss to adjusted EBITDA for the periods presented (unaudited; in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(14,092)	$(18,095)	$(27,655)	$(32,966)
Add back:
Interest expense, net	21	241	173	476
Depreciation and amortization	3,226	2,624	6,380	5,051
Stock-based compensation	7,768	29,686	14,144	46,777
Less:
Gain on extinguishment of debt	—	(6,110)	—	(6,110)
Adjusted EBITDA	$(3,077)	$8,346	$(6,958)	$13,228

The following table sets forth the calculation of net loss as a percentage of gross profit and the calculation of adjusted EBITDA as a percentage of contribution ex-TAC for the periods presented (unaudited; in thousands, except percentages):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Gross profit	$20,250	$18,696	$36,685	$34,496
Net loss	$(14,092)	$(18,095)	$(27,655)	$(32,966)
Net loss as a percentage of gross profit	(70)%	(97)%	(75)%	(96)%
Contribution ex-TAC	$31,735	$32,199	$59,279	$58,940
Adjusted EBITDA	$(3,077)	$8,346	$(6,958)	$13,228
Adjusted EBITDA as a percentage of contribution ex-TAC	(10)%	26%	(12)%	22%

The following table sets forth a reconciliation of net loss to non-GAAP net income (loss) for the periods presented (unaudited; in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(14,092)	$(18,095)	$(27,655)	$(32,966)
Add back: Stock-based compensation	7,768	29,686	14,144	46,777
Less: Gain on extinguishment of debt	—	(6,110)	—	(6,110)
Income tax benefit (expense) related to Viant Technology Inc.’s share of adjustments(1)	390	(250)	809	(316)
Non-GAAP net income (loss)	$(5,934)	$5,231	$(12,702)	$7,385

(1) The estimated income tax effect of the Company’s share of non-GAAP reconciling items are calculated using an assumed blended tax rate of 25%, which represents our expected corporate tax rate, excluding discrete and non-recurring tax items.

The following table sets forth a reconciliation of earnings (loss) per share of Class A common stock—basic and diluted to non-GAAP earnings (loss) per share of Class A common stock—basic and diluted for the periods presented (unaudited; in thousands, except per share data):

	Three Months Ended			Three Months Ended
	June 30, 2022			June 30, 2021
	Earnings (Loss) per Share	Adjustments	Non-GAAP Earnings (Loss) per Share	Earnings (Loss) per Share	Adjustments	Non-GAAP Earnings (Loss) per Share
Numerator
Net loss	$(14,092)	$—	$(14,092)	$(18,095)	$—	$(18,095)
Adjustments:
Add back: Stock-based compensation	—	7,768	7,768	—	29,686	29,686
Less: Gain on extinguishment of debt	—	—	—	—	(6,110)	(6,110)
Income tax benefit (expense) related to Viant Technology Inc.'s share of adjustments(1)	—	390	390	—	(250)	(250)
Non-GAAP net income (loss)	(14,092)	8,158	(5,934)	(18,095)	23,326	5,231
Less: Net income (loss) attributable to noncontrolling interests(2)	(10,691)	5,952	(4,739)	(14,440)	18,899	4,459
Net income (loss) attributable to Viant Technology Inc.—basic	(3,401)	2,206	(1,195)	(3,655)	4,427	772
Add back: Reallocation of net loss attributable to noncontrolling interest from the assumed exchange of RSUs for Class A common stock	—	—	—	—	178	178
Income tax benefit (expense) from the assumed exchange of RSUs for Class A common stock(1)	—	—	—	—	(43)	(43)
Net income (loss) attributable to Viant Technology Inc.—diluted	$(3,401)	$2,206	$(1,195)	$(3,655)	$4,562	$907
Denominator
Weighted-average shares of Class A common stock outstanding—basic	14,114	—	14,114	11,500	—	11,500
Effect of dilutive securities:
Restricted stock units	—	—	—	—	2,521	2,521
Nonqualified stock options	—	—	—	—	—	—
Weighted-average shares of Class A common stock outstanding—diluted	14,114	—	14,114	11,500	2,521	14,021

Earnings (loss) per share of Class A common stock—basic	$(0.24)	$0.16	$(0.08)	$(0.32)	$0.39	$0.07
Earnings (loss) per share of Class A common stock—diluted	$(0.24)	$0.16	$(0.08)	$(0.32)	$0.38	$0.06

Anti-dilutive shares excluded from earnings (loss) per share of Class A common stock—diluted:
Restricted stock units			4,781			—
Nonqualified stock options			3,898			67
Shares of Class B common stock			47,082			47,436
Total shares excluded from earnings (loss) per share of Class A common stock—diluted			55,761			47,503

(1) The estimated income tax effect of the Company’s share of non-GAAP reconciling items are calculated using an assumed blended tax rate of 25%, which represents our expected corporate tax rate, excluding discrete and non-recurring tax items.

(2) The adjustment to net income (loss) attributable to noncontrolling interests represents stock-based compensation attributed to the noncontrolling interest of our company outstanding during the period.

	Six Months Ended			Six Months Ended
	June 30, 2022			June 30, 2021
	Earnings (Loss) per Share	Adjustments	Non-GAAP Earnings (Loss) per Share	Earnings (Loss) per Share	Adjustments	Non-GAAP Earnings (Loss) per Share
Numerator
Net loss	$(27,655)	$—	$(27,655)	$(32,966)	$—	$(32,966)
Adjustments:
Add back: Stock-based compensation	—	14,144	14,144	—	46,777	46,777
Less: Gain on extinguishment of debt	—	—	—	—	(6,110)	(6,110)
Income tax benefit (expense) related to Viant Technology Inc.'s share of adjustments(1)	—	809	809	—	(316)	(316)
Non-GAAP net income (loss)	(27,655)	14,953	(12,702)	(32,966)	40,351	7,385
Less: Net income (loss) attributable to noncontrolling interests(2)	(21,062)	10,838	(10,224)	(26,206)	32,612	6,406
Net income (loss) attributable to Viant Technology Inc.—basic	(6,593)	4,115	(2,478)	(6,760)	7,739	979
Add back: Reallocation of net loss attributable to noncontrolling interest from the assumed exchange of RSUs for Class A common stock	—	—	—	—	250	250
Income tax benefit (expense) from the assumed exchange of RSUs for Class A common stock(1)	—	—	—	—	(61)	(61)
Net income (loss) attributable to Viant Technology Inc.—diluted	$(6,593)	$4,115	$(2,478)	$(6,760)	$7,928	$1,168
Denominator
Weighted-average shares of Class A common stock outstanding—basic	13,962	—	13,962	11,500	—	11,500
Effect of dilutive securities:
Restricted stock units	—	—	—	—	2,919	2,919
Nonqualified stock options	—	—	—	—	—	—
Weighted-average shares of Class A common stock outstanding—diluted	13,962	—	13,962	11,500	2,919	14,419

Earnings (loss) per share of Class A common stock—basic	$(0.47)	$0.29	$(0.18)	$(0.59)	$0.68	$0.09
Earnings (loss) per share of Class A common stock—diluted	$(0.47)	$0.29	$(0.18)	$(0.59)	$0.67	$0.08

Anti-dilutive shares excluded from earnings (loss) per share of Class A common stock—diluted:
Restricted stock units			4,781			—
Nonqualified stock options			3,898			67
Shares of Class B common stock			47,082			47,436
Total shares excluded from earnings (loss) per share of Class A common stock—diluted			55,761			47,503

(1) The estimated income tax effect of the Company’s share of non-GAAP reconciling items are calculated using an assumed blended tax rate of 25%, which represents our expected corporate tax rate, excluding discrete and non-recurring tax items.

(2) The adjustment to net income (loss) attributable to noncontrolling interests represents stock-based compensation attributed to the noncontrolling interest of our company outstanding during the period.

The following table presents a reconciliation of total operating expenses to non-GAAP operating expenses for the periods presented (unaudited; in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating expenses:
Platform operations	$30,950	$31,715	$57,144	$56,059
Sales and marketing	17,286	20,553	31,042	34,738
Technology and development	5,011	8,031	10,014	13,931
General and administrative	11,725	14,075	22,808	24,495
Total operating expenses	64,972	74,374	121,008	129,223
Add:
Other expense (income), net	299	1	303	(68)
Less:
Traffic acquisition costs	(19,465)	(18,212)	(34,550)	(31,615)
Stock-based compensation	(7,768)	(29,686)	(14,144)	(46,777)
Depreciation and amortization	(3,226)	(2,624)	(6,380)	(5,051)
Non-GAAP operating expenses	$34,812	$23,853	$66,237	$45,712

Operational Metrics

We have also included the following operational metrics in this press release: Advertiser spend and active customers.

We define advertiser spend as the total amount billed to our customers for activity on our platform inclusive of the costs of advertising media, third-party data, other add-on features and our platform fee we charge clients. We evaluate our customers’ usage of our platform and assess our market penetration and scale based on the percentage change in advertiser spend. The percentage change in advertiser spend is a key measure used by our management and our board of directors to evaluate the demand for our products and to assess whether we are increasing market share. Our management uses this key metric to develop short- and long-term operational plans and make strategic decisions regarding future enhancements to our software. We believe the percentage change in advertiser spend across our platform is a useful metric for investors because it allows investors to evaluate our operational performance in the same manner as our management and board of directors.

We define an active customer as a customer that had total aggregate contribution ex-TAC of at least $5,000 through our platform during the previous twelve months. For purposes of this definition, a customer that operates under any of our pricing options that equals or exceeds the aforementioned contribution ex-TAC threshold is considered an active customer. Active customers is an operational metric calculated using contribution ex-TAC, a non-GAAP financial measure. Active customers is a key measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short- and long-term operational plans and make strategic decisions regarding future enhancements to our software. We believe active customers is a useful metric for investors because it allows investors to evaluate the Company’s operational performance in the same manner as our management and board of directors.